UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2025

PREAXIA HEALTH CARE PAYMENT SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52365	20-4395271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 24075 Westbrook PO, S1610-37th Street S.W., Calgary, Alberta	T3C 3W2
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (403) 850-4120

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

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Section 8 - Other Events

Item 8.01 Other Events

On January 29, 2025, Preaxia Health Care Payment Systems, Inc. ("Preaxia") entered into a non-binding letter of intent to acquire all issued and outstanding shares of Right Inc. ("Right"), a privately-held U.S. corporation. The terms of the acquisition will involve exchanging common shares of Preaxia for shares of Right, with the valuation details still to be determined.

Preaxia and Right are poised to merge their expertise to launch a cutting-edge, AI-powered platform for personal finance management. Right's innovative "Zane Money.com" platform integrates various financial services—including personal budgeting, banking, payments, investments, and Health Savings Accounts (HSA)—into a single, user-friendly system. This integration aims to enhance financial well-being by enabling users to effortlessly manage their finances and potentially save hundreds of dollars monthly while growing their savings significantly.

The completion of this transaction is contingent upon the satisfaction of specific terms and conditions agreed upon by both parties, with a targeted closing within 90 days.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREAXIA HEALTH CARE PAYMENT SYSTEMS INC.

Date: February 4, 2025	/s/ Tom Zapatinas
Name: Tom Zapatinas
Title: President/Chief Executive Officer

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